As filed with the Securities and Exchange Commission on December 10, 2003
Registration No. 333-108861
SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
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AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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ATLANTIC CITY ELECTRIC COMPANY (Exact name of registrant as specified in its charter)
NEW JERSEY (State or other jurisdiction of incorporation or organization)	21-0398280 (I.R.S. Employer Identification Number)
800 King Street P.O. Box 231 Wilmington, DE 19899 (202) 872-2000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

ELLEN SHERIFF ROGERS
Secretary
Atlantic City Electric Company
701 Ninth Street, N.W.
Washington, D.C. 20068
(202) 872-2000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

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Copy to: D. MICHAEL LEFEVER Covington & Burling 1201 Pennsylvania Avenue, N.W. Washington, D.C. 20004 (202) 662-6000
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Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
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If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

               If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

               If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

               If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
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               The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 10, 2003
PROSPECTUS
$250,000,000 Atlantic City Electric Company Senior Notes First Mortgage Bonds Medium Term Notes
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               By this prospectus, we may offer these securities from time to time in one or more series at a fixed public offering price or at varying prices determined at the time of the sale. The aggregate offering price of the securities that we may offer under this prospectus will not exceed $250,000,000. We will provide you with specific information about the offering and the terms of these securities in supplements to this prospectus. You should read this prospectus and the relevant prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in the securities offered by this prospectus involve risks. See "Risk Factors" beginning on page 3 of this prospectus.
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               Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

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The date of this prospectus is , 2003.
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TABLE OF CONTENTS
Page
Risk Factors	3
About This Prospectus	4
Forward-Looking Statements	4
Atlantic City Electric Company	6
Use of Proceeds	7
Ratio of Earnings to Fixed Charges	7
Description of Senior Notes	7
Description of First Mortgage Bonds	22
Description of Medium Term Notes	29
Information About the Trustee	38
Plan of Distribution	38
Legal Matters	40
Experts	40
Where You Can Find More Information	40

               This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. You should rely only on the information we have provided or incorporated by reference in this prospectus or the accompanying prospectus supplement. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus and the accompanying prospectus supplement is accurate only as of the date on the accompanying prospectus supplement and that any information contained in a document incorporated by reference is accurate only as of the date of that incorporated document.

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RISK FACTORS

               Investing in our securities involves risk. You should carefully consider all of the information included or incorporated by reference in this prospectus before deciding whether to make an investment. In particular, you should carefully consider the risks and uncertainties referred to below. However, these risks and uncertainties are not the only risks which we face.

Our business is subject to risks inherent in the regulated electric utility business that may affect our financial condition and earnings.

               Our business is subject to numerous risks that are inherent to companies operating in the regulated electric utility business that could adversely affect our financial condition and earnings, including the risks and uncertainties listed under "Forward-Looking Statements" on page 4 of this prospectus.

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ABOUT THIS PROSPECTUS

               This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the relevant prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

               For more detailed information about the securities, you can also read the exhibits to the registration statement. The exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

In this prospectus, unless the context indicates otherwise, the words "ACE," "the company," "we," "our," "ours" and "us" refer to Atlantic City Electric Company and its consolidated subsidiaries.
FORWARD-LOOKING STATEMENTS

               Some of the statements contained in this prospectus and incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements include declarations regarding our or our management's intents, beliefs and current expectations. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. Any forward-looking statements are not guarantees of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

               The forward-looking statements contained and incorporated by reference herein are qualified in their entirety by reference to the following important factors, which are difficult to predict, contain uncertainties, are beyond our control and may cause actual results to differ materially from those contained in forward-looking statements:

•

Prevailing governmental policies and regulatory actions affecting the energy industry, including with respect to allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased power expenses and present or prospective wholesale and retail competition;

•	Changes in and compliance with environmental and safety laws and policies;
•	Weather conditions;
•	Population growth rates and demographic patterns;
•	Competition for retail and wholesale customers;
•	General economic conditions, including potential negative impacts resulting from an economic downturn;
•	Growth in demand, sales and capacity to fulfill demand;
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•	Changes in tax rates or policies or in rates of inflation;
•	Changes in project costs;
•	Unanticipated changes in operating expenses and capital expenditures;
•	Our ability to obtain funding in the capital markets on favorable terms;
•	Restrictions imposed by the Public Utility Holding Company Act of 1935, which we refer to as "PUHCA";
•	Legal and administrative proceedings (whether civil or criminal) and settlements that influence our business and profitability;
•	Pace of entry into new markets;
•	Volatility in market demand and prices for energy, capacity and fuel;
•	Interest rate fluctuations and credit market concerns; and
•	Effects of geopolitical events, including the threat of domestic terrorism.

               Any forward-looking statements speak only as of the date of this prospectus or any prospectus supplement, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of such factors, nor can we assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. The foregoing review of factors should not be construed as exhaustive.

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ATLANTIC CITY ELECTRIC COMPANY

               We are a public utility company engaged in the generation, transmission and distribution of electricity in southern New Jersey. Our regulated service area covers about 2,700 square miles within the southern one-third of New Jersey and has a population of approximately 900,000. We deliver electricity within our service territory to approximately 517,000 customers.

               Since August 1, 1999, our service territory has been open to retail competition. Under the provisions of New Jersey's 1999 Electric Discount and Energy Competition Act and orders of the NJBPU concerning the restructuring of our electric utility business, as of August 1, 2003, customers in our service area who do not choose an alternative supplier receive default electricity supply from the winning bidders of auctions approved by the NJBPU. We refer to this default electricity supply as basic generation service, or BGS, and to the winning bidders of the auctions as load serving entities.

               We deliver electricity that is supplied by load serving entities to BGS customers and we also deliver energy that is supplied by competitive suppliers chosen by individual customers. We are paid tariff rates approved by the NJBPU for these delivery services. We do not make any profit on the supply component of the energy that we deliver.

               On behalf of our BGS customers, we have entered into BGS supplier agreements with the load serving entities that require the load serving entities to provide the BGS customers with full requirements service, consisting of the energy, ancillary services, capacity and transmission, for the portion of the total load covered by the respective agreements. The terms of the current BGS supplier agreements are either ten months or 34 months, in each case commencing August 1, 2003, with the BGS suppliers thereafter to be determined by future auctions. In addition to delivery, we provide billing and other administrative services for the load serving entities, the costs of which are recoverable from customers after NJBPU review. If any load serving entity defaults on its supply commitments, we are required offer the defaulted load to other load serving entities or make arrangements to purchase the needed supply from markets administered by the PJM Interconnection. Any costs related to the replacement supply that are not paid by the load serving entity in default will be included in the calculation of deferred electric service costs, which, with NJBPU approval, are recoverable by us through future customer rates.

               We currently own fossil fuel-fired electric generating plants with 740 MW of capacity. We sell the electricity generated by these plants in the wholesale market. In May 2002, we initiated a competitive bidding process to sell these plants. In January 2003, we announced that we had terminated the competitive bidding process because conditions in the electric energy market prevented us from reaching agreements for the sale of these assets. We remain interested in selling these assets on acceptable terms, but cannot predict whether or not any or all of the plants will be sold, whether the NJBPU will grant the required approval of any sales agreements, or whether we will be able to recover through our customer rates any loss we might incur on the sale of the plants.

               We are an indirect wholly owned subsidiary of Pepco Holdings, Inc., or PHI, and a direct wholly owned subsidiary of Conectiv, each of which is a registered holding company under PUHCA. PHI's other subsidiaries include Potomac Electric Power Company and Delmarva Power & Light Company. PHI is a publicly held company and files periodic reports and other documents with the SEC. All members of our Board of Directors and many of our executive officers are executive officers of PHI.

Our headquarters are located at 800 King Street, P.O. Box 231, Wilmington, DE 19899, and our telephone number is (202) 872-2000.
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USE OF PROCEEDS

               Unless otherwise set forth in a prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include the repayment of debt or the redemption of securities.

RATIO OF EARNINGS TO FIXED CHARGES
Set forth below is our ratio of earnings to fixed charges for the nine months ended September 30, 2003 and for each year in the five-year period ended December 31, 2002.
	Nine Months Ended September 30,		Twelve Months Ended December 31,
	2003	2002	2001	2000	1999	1998
Ratio of Earnings to Fixed Charges	2.18	1.71	2.67	2.03	2.57	1.66

               For purposes of calculating the ratio of earnings to fixed charges, earnings consist of net income, plus taxes based on income, plus fixed charges, which consist of interest expense (which includes distributions on Company Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust (the "Trust Preferred") subsequent to the implementation of Statement of Financial Accounting Standards No. 150 ("SFAS 150") on July 1, 2003), interest factor in rentals and, prior to the implementation of SFAS 150, distributions on the Trust Preferred, less subsidiary capitalized interest.

DESCRIPTION OF SENIOR NOTES

               The following is a general description of the senior notes that we may offer pursuant to this prospectus. The particular terms of any senior notes and the extent, if any, to which these general provisions will not apply to such senior notes will be described in the prospectus supplement relating to the senior notes.

               The senior notes will be issued in one or more series under the indenture, dated as of , 2003, between us and The Bank of New York, as trustee. In this prospectus we refer to this indenture as the senior indenture and the trustee under the senior indenture as the senior trustee. The statements below are summaries of the significant terms of the senior indenture. In addition to this summary, you are urged to review the senior indenture, the form of which is filed as an exhibit to the registration statement under which the senior notes are registered.

General

               Until the release date described below, each series of senior notes offered by this prospectus will be secured by a corresponding series of our first mortgage bonds. See "Security; Release Date" below. In this prospectus, we refer to the first mortgage bonds that we may issue and deliver to the senior trustee as security for the senior notes as collateral bonds. We also may offer first mortgage bonds by this prospectus, which we refer to as new bonds, that do not secure the senior notes. See "Description of First Mortgage Bonds" below. The collateral bonds and the new bonds will be issued in one or more series under the Mortgage and Deed of Trust, dated as of January 15, 1937, between us and The Bank of New York, as trustee (as successor in such capacity to Irving Trust Company), as amended and supplemented and as further supplemented by a separate supplemental indenture each time new bonds or collateral bonds are issued. In this prospectus we refer to the Mortgage and Deed of Trust, as so amended and supplemented, as the mortgage, and we refer to the trustee under the mortgage as the mortgage trustee.

               In addition to the senior notes offered by this prospectus, the senior indenture provides that we may issue other senior notes from time to time under the senior indenture without limitation as to aggregate principal amount.

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However, until the release date, the amount of senior notes that we may issue under the senior indenture cannot exceed the aggregate principal amount of first mortgage bonds that we are able to issue under the mortgage. See "Description of First Mortgage Bonds -- Issuance of Additional First Mortgage Bonds" below.

The relevant prospectus supplement will describe the terms of the senior notes being offered, including:
•	the title of the senior notes;
•	any limit on the aggregate principal amount of the senior notes;
•	the date or dates on which the principal of and any premium on the senior notes will be payable;
•	the rate or rates at which the senior notes will bear interest, if any;
•	the currency or currency unit of payment if other than United States dollars;
•

the date from which interest, if any, on the senior notes will accrue, the dates on which interest, if any, will be payable, the date on which payment of interest, if any, will commence, and the record dates for any interest payments;

•	our right, if any, to extend interest payment periods and the duration of any extension;
•	any redemption, repayment or sinking fund provisions;
•	the place or places where the principal of and any premium and interest on the senior notes will be payable;
•	the denominations in which the senior notes will be issuable;
•	the index, if any, with reference to which the amount of principal of or any premium or interest on the senior notes will be determined;
•

any addition to or change in the events of default set forth in the senior indenture applicable to the senior notes and any change in the right of the senior trustee or the holders to declare the principal amount of the senior notes due and payable;

•	any addition to or change in the covenants set forth in the senior indenture; and
•	any other terms of the senior notes not inconsistent with the provisions of the senior indenture.

               The senior indenture does not contain any covenants or other provisions that specifically are intended to afford holders of the senior notes special protection in the event of a highly leveraged transaction.

Security; Release Date
General

               Until the release date, the payment of principal of, and any premium and interest on, each series of senior notes offered by this prospectus and the accompanying prospectus supplement will be secured by a corresponding series of first mortgage bonds issued under the mortgage described below and held by the senior trustee. See "Description of First Mortgage Bonds" below. At any time after all first mortgage bonds issued and outstanding under the mortgage, other than collateral bonds, have been retired through payment or redemption (including first mortgage bonds "deemed to have been paid" under Section 107 of the mortgage; see "Description of First Mortgage Bonds -- Defeasance and Discharge" below), the senior trustee will surrender all collateral bonds to us on a date specified by us, so long as we deliver to the senior trustee:

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•	an officer's certificate stating that
	•	all first mortgage bonds, other than collateral bonds, have been retired through payment or redemption (including first mortgage bonds "deemed to have been paid" under Section 107 of the mortgage);
	•	no default or Event of Default (as defined in "Event of Default" below) has occurred and is continuing under the senior indenture; and
•

on and immediately following the release date, we will be in compliance with the covenants in the senior indenture concerning limitations on liens and on sale and leaseback transactions (see "Limitations on Liens and Sale and Leaseback Transactions After Release Date" below); and

•	if required under Section 314(d) of the Trust Indenture Act, a release fair value certificate.

We refer to the date on which the senior trustee surrenders the collateral bonds to us as the release date. After the release date, the senior notes will cease to be secured by collateral bonds and will become our unsecured general obligations. (Senior Indenture, Section 1303 and 1308)

Delivery of Collateral Bonds

               Simultaneously with or prior to the issuance of each series of senior notes, we will issue and deliver to the senior trustee, for the benefit of the holders of the senior notes of that series, collateral bonds registered in the name of the senior trustee:

•	in an aggregate principal amount equal to or exceeding the aggregate principal amount of the senior notes of such series;
•	with a stated maturity date that is the same as the stated maturity date of the senior notes of such series;
•	bearing an interest rate equal to the interest rate borne by the senior notes of such series;
•	having interest payment dates that are the same as the interest payment dates of the senior notes of such series;
•	with the same redemption provisions, if any, as the senior notes of such series (in addition to those described below under "Description of First Mortgage Bonds -- Mandatory Redemption"); and
•	in all other material respects conforming as nearly as is practicable to the terms of the senior notes of such series.
(Senior Indenture, Section 1302)

               Until the release date, the collateral bonds delivered to the senior trustee will be held in trust by the senior trustee for the equal and proportionate benefit and security of the holders from time to time of the corresponding series of senior notes, and shall serve as security for:

•

the full and prompt payment of the principal of and premium, if any, on the corresponding series of senior notes when and as the same shall become due in accordance with the terms and provisions of the senior notes and the senior indenture, whether at stated maturity or by declaration of acceleration, call for redemption or otherwise; and

•	the full and prompt payment of interest on such senior notes when and as the same shall become due in accordance with the terms and provisions of the senior notes and the senior indenture.
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(Senior Indenture, Section 1303)

               Each series of senior notes will be secured by only one corresponding series of collateral bonds, and each such series of collateral bonds will secure only that series of senior notes. (Senior Indenture, Section 1302)

Payment of Principal, Premium and Interest on Collateral Bond

               Our obligation to make any payment of principal of, or premium, if any, or interest on, any collateral bonds will be deemed to be satisfied and discharged to the extent that payment of the principal of, or premium, if any, or interest on, the senior notes secured by such collateral bonds has been made or otherwise discharged by us. (Senior Indenture, Section 1305)

Restrictions on Transfer of Collateral Bonds

               Except as required to effect an assignment of its rights and obligations under the senior indenture to a successor trustee and except for the release of the collateral bonds to us or the mortgage trustee in accordance with the senior indenture, the senior trustee may not transfer any collateral bonds held by it as security for senior notes. (Senior Indenture, Section 1307)

Redemption of Collateral Bonds

               The collateral bonds securing any series of senior notes will be redeemable upon the acceleration of maturity of the related series of senior notes as the result of any Event of Default under the senior indenture (if the maturity of such collateral bonds has not already been accelerated), at a redemption price equal to the principal amount of such collateral bonds, plus accrued and unpaid interest thereon to the date of the redemption demand. (Senior Indenture, Section 1302; Form of Supplemental Indenture with respect to Collateral First Mortgage Bonds, Section 1) In such event, the senior trustee is required under the senior indenture to file with us a demand for redemption of the collateral bonds. (Senior Indenture, Section 802)

Effect of Release Date

               After the release date, the senior notes will cease to be secured by the collateral bonds and the senior trustee is required to surrender to us or the mortgage trustee all collateral bonds then held by it. (Senior Indenture, Sections 1303 and 1308) The senior trustee is required to provide notice to all holders of senior notes of the occurrence of the release date. (Senior Indenture, Section 1308)

Release of Security Prior to Release Date

               The senior indenture permits us to reduce, prior to the release date, the aggregate principal amount of a series of collateral bonds securing a series of senior notes to the extent that we pay or provide for the payment, in whole or part, of the principal of such senior notes. In no event may the principal amount of collateral bonds pledged to the senior trustee as security for the senior notes of any series be reduced prior to the release date to an amount less than the aggregate principal amount of the outstanding senior notes of such series. (Senior Indenture, Section 1308)

Voting of Collateral Bonds

               At any meeting of the holders of any series of collateral bonds, or if the consent of holders of such series of collateral bonds is sought without a meeting, the senior trustee is required to vote all collateral bonds of such series then held by it, or to grant or withhold its consent with respect thereto, as the senior trustee determines to be in the best interests of the holders of the corresponding series of senior notes, unless the senior trustee is directed otherwise by the holders of not less than a majority in aggregate principal amount of such series of senior notes. In exercising such responsibilities, the senior trustee may solicit instructions from the holders of any series of senior notes and, if so, shall vote or shall grant or withhold its consent with respect to the collateral bonds as directed by the holders of a majority in aggregate principal amount of the senior notes. (Senior Indenture, Section 1306)

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Limitations on Liens and Sale and Leaseback Transactions After Release Date
Capitalized terms used in the text of this section have the meanings given to such terms at the end of this section.

               The senior indenture provides that, so long as any senior notes are outstanding, after the release date we will not issue, assume, guarantee or permit to exist any Indebtedness secured by any Lien on any Operating Property that we now own or hereafter acquire (which is referred to in the senior indenture as "Secured Debt"), without either:

•	effectively securing the senior notes equally and ratably with such Indebtedness (but only so long as such Indebtedness is so secured) or
•	delivering to the senior trustee bonds, notes or other evidences of indebtedness secured by the Lien which secures such Indebtedness
• in an aggregate principal amount equal to the aggregate principal amount of the senior notes then outstanding;
• bearing interest at a rate equal to the interest rate borne by the senior notes;
• having interest payment dates that are the same as the interest payment dates of the senior notes;
• with a stated maturity that is the same as the stated maturity of the senior notes; and
•

containing the same redemption provisions as the senior notes and provisions providing for mandatory redemption upon an acceleration of the maturity of any outstanding senior notes following an Event of Default (which mandatory redemption would be rescinded automatically upon the rescission of acceleration of the outstanding senior notes).

However, this restriction will not apply to:
•	Liens on Operating Property, other than the lien of the mortgage, existing on the date of the senior indenture;
•

any Lien existing on Operating Property existing at the time we acquire it, provided that (i) the Lien is not created in contemplation of or in connection with such acquisition and (ii) the Lien does not extend to any of our other property or assets;

•

Liens on property of a corporation existing at the time such corporation is merged into or consolidated with us; provided that (i) the Lien is not created in contemplation of or in connection with such transaction and (ii) the Lien does not extend to any of our other property or assets;

•

Liens on any Operating Property that we acquire, construct or improve, if the Liens are created or incurred within 18 months after the acquisition, construction or improvement to secure or provide for the payment of any part of the purchase price of such Operating Property or the cost of such construction or improvement, including carrying costs; provided that the Liens do not apply to any of our other property;

•

Liens in favor of any state or the District of Columbia or any department, agency, or instrumentality or political subdivision thereof, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to such securities), to secure any Indebtedness incurred to finance all or part of the purchase price or the cost of constructing, developing, or substantially repairing, altering, or improving any Operating Property;

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•

extensions, renewals and replacements of Liens described above, provided that any such extension, renewal or replacement Lien is limited to the property or assets covered by the Lien extended, renewed or replaced and the obligations secured by any such extension, renewal or replacement Lien are in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced; and

•	Liens on Operating Property resulting from any Sale and Leaseback Transaction as described below.

               The senior indenture also provides that, so long as any senior notes are outstanding, after the release date we will not enter into or permit to exist any Sale and Leaseback Transaction, except this restriction will not prevent us from entering into or permitting to exist:

•	any Sale and Leaseback Transaction involving a lease with a term of four years or shorter;
•	any Sale and Leaseback Transaction of a corporation existing at the time such corporation is merged into or consolidated with us and any extensions, renewals and replacements thereof;
•

any Sale and Leaseback Transaction with respect to any Operating Property if such lease is entered into within 18 months after the later of the acquisition of, completion of construction or improvements to, or commencement of operation of such Operating Property and any extensions, renewals and replacements thereof; and

•

any Sale and Leaseback Transaction if, within 120 days after the effective date of the lease, we apply to the retirement of our Secured Debt an amount equal to the greater of (i) the net proceeds of the sale of the Operating Property leased in such Sale and Leaseback Transaction and (ii) the fair market value (as determined in good faith by our Board of Directors) of the Operating Property on any date within 90 days prior to the effective date of the lease, except that the amount we are required to apply to the retirement of Secured Debt will be reduced by the principal amount of any senior notes surrendered to the trustee for cancellation within 120 days after the effective date of the lease and the principal amount of Secured Debt, other than senior notes, we voluntarily retire within 120 days after the effective date of the lease.

               In addition to the permitted Liens and Sale and Leaseback Transactions described above, the senior indenture permits us to incur Indebtedness secured by Liens on any Operating Property and enter into Sale and Leaseback Transactions so long as the aggregate amount of all Indebtedness secured by the Liens resulting from these transactions does not exceed the greater of:

•	15% of Tangible Assets as of the date of our most recent consolidated balance sheet filed with the SEC pursuant to the Exchange Act and
•	15% of Capitalization as shown on our most recent consolidated balance sheet filed with the SEC pursuant to the Exchange Act.
For purposes of this section of the prospectus:
"Capital Lease" means any lease that has been or would be capitalized on our books in accordance with generally accepted accounting principles;

               "Capitalization" means the total of all the following items appearing on, or included in, our consolidated balance sheet: (i) all liabilities for Indebtedness and (ii) common stock, preferred stock, hybrid preferred securities, premium on capital stock, capital surplus, capital in excess of par value, and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of capital stock that we hold in our treasury.

               "Indebtedness" means all of our outstanding indebtedness for money borrowed evidenced by notes, debentures, bonds or other securities or guarantees of any thereof and all of our Capital Lease obligations;

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               "Lien" means any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on an asset and (ii) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to an asset;

               "Operating Property" means (i) any interest in real property we own and (ii) any asset we own that is depreciable in accordance with generally accepted accounting principles, excluding, in either case, any interest as lessee under a Capital Lease (except for a Capital Lease that results from a Sale and Leaseback Transaction);

               "Sale and Leaseback Transaction" means any arrangement with any person or entity providing for the leasing to us of any property, which property prior to the leasing thereof to us was Operating Property and was sold by us to such person or entity; provided, however, Sale and Leaseback Transaction shall not include any arrangement entered into prior to the date of the senior indenture and shall not include any transaction pursuant to which we sell Operating Property to, and thereafter purchase energy or services from, any person or entity which transaction is ordered or authorized by any regulatory authority having jurisdiction over us or our operations or is entered into pursuant to any plan or program of industry restructuring ordered or authorized by any such regulatory authority; and

               "Tangible Assets" means the amount shown as total assets on our consolidated balance sheet, less all intangible assets, including, but without limitation, such items as goodwill, trademarks, trade names, patents and unamortized debt discount and expense, all as determined by us in accordance with generally accepted accounting principles applicable to the type of business in which we are engaged.

(Senior Indenture, Sections 101, 608 and 609)
Global Securities

               We may issue registered senior notes of any series in the form of one or more fully registered global senior notes, each of which we refer to in this prospectus as a registered global security, that we will deposit with a depositary (or with a nominee of a depositary) identified in the prospectus supplement relating to such series and registered in the name of the depositary (or a nominee). In such a case, we will issue one or more registered global securities. The face of such registered global securities, will set forth the aggregate principal amount of the series of senior notes that such global registered securities represent. The depositary (or its nominee) will not transfer any registered global security unless and until it is exchanged in whole or in part for senior notes in definitive registered form, except that:

•	the depositary may transfer the whole registered global security to a nominee;
•	the depositary's nominee may transfer the whole registered global security to the depositary;
•	the depositary's nominee may transfer the whole registered global security to another of the depositary's nominees; and
•	the depositary (or its nominee) may transfer the whole registered global security to its (or its nominee's) successor.
Depositary Arrangements

               We will describe the specific terms of the depositary arrangement with respect to any portion of a series of senior notes to be represented by a registered global security in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

               Generally, ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, which persons are referred to in this prospectus as participants, or persons that may hold interests through participants. Upon the issuance of a registered

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global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the senior notes represented by such registered global security that are beneficially owned by such participants.

               Any dealers, underwriters or agents participating in the distribution of such senior notes will designate the accounts to credit. For participants, the depositary will maintain the only record of their ownership of a beneficial interest in the registered global security and they will only be able to transfer such interests through the depositary's records. For people who hold through a participant, the relevant participant will maintain such records for beneficial ownership and transfer. The laws of some states may require that some purchasers of securities take physical delivery of such securities in definitive form. These restrictions and such laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.

               So long as the depositary (or its nominee) is the record owner of a registered global security, such depositary (or its nominee) will be considered the sole owner or holder of the senior notes represented by such registered global security for all purposes under the senior indenture. Except as set forth below, owners of beneficial interests in a registered global security will not be entitled to have the senior notes represented by such registered global security registered in their names, and will not receive or be entitled to receive physical delivery of such senior notes in definitive form and will not be considered the owners or holders under the senior indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the senior indenture. We understand that under existing industry practices, if we request any action of holders, or if any owner of a beneficial interest in a registered global security desires to give or take any action allowed under the senior indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instruction of beneficial owners holding through them.

Interest and Premium

               Payments of principal, premium, if any, and any interest on senior notes represented by a registered global security registered in the name of a depositary (or its nominee) will be made to the depositary (or its nominee) as the registered owner of such registered global security. We and our agents will have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any registered global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, and neither will the trustee and its agents.

               We expect that the depositary for any senior notes represented by a registered global security, upon receipt of any payment of principal, premium, if any, or any interest in respect of such registered global security, will promptly credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such registered global security as shown on the depositary's records. We also expect that payments by participants to owners of beneficial interests in such registered global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

Withdrawal of Depositary

               If the depositary for any senior notes represented by a registered global security notifies us that it is unwilling or unable to continue as depositary or ceases to be eligible as a depositary under applicable law, and a successor depositary is not appointed within 90 days, or if a default or Event of Default has occurred, senior notes in definitive form will be issued in exchange for the relevant registered global security. In addition, we may at any time and in our sole discretion determine not to have any of the senior notes of a series represented by one or more registered global securities and, in such event, senior notes of such series in definitive form will be issued in exchange for all of the registered global security or registered global securities representing such senior notes. Any senior notes issued in definitive form in exchange for a registered global security will be registered in such name or names that the depositary gives to the trustee. We expect that such instructions will be based upon directions

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received by the depositary from participants with respect to ownership of beneficial interests in such registered global security. (Senior Indenture, Section 305)
Payment and Paying Agents

               Unless the relevant prospectus supplement indicates otherwise, payment of interest on a senior note on any interest payment date will be made to the person in whose name such senior note is registered at the close of business on the regular record date for such interest payment. If there has been a default in the payment of interest on any senior note, the defaulted interest may be paid to the holder of such senior note as of the close of business on a special record date no less than 10 nor more than 15 days before the date established by us for proposed payment of such defaulted interest or in any other manner permitted by any securities exchange on which that senior note may be listed, if the senior trustee finds it practicable. (Senior Indenture, Section 307)

               Unless the relevant prospectus supplement indicates otherwise, principal of, premium, if any, and any interest on the senior notes will be payable at the office of the paying agent designated by us. However, we may elect to pay interest by check mailed to the address of the person entitled to such payment at the address appearing in the security register. Unless otherwise indicated in the relevant prospectus supplement, the corporate trust office of the senior trustee in the City of New York will be designated as our sole paying agent for payments with respect to senior notes of each series. Any other paying agents initially designated by us for the senior notes of a particular series will be named in the relevant prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the senior notes of a particular series. (Senior Indenture, Section 602)

               All moneys paid by us to a paying agent for the payment of the principal of, premium, if any, or any interest on any senior note which remain unclaimed for two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such senior note thereafter may look only to us for payment. (Senior Indenture, Section 603)

Registration and Transfer

               If senior notes at any time are issued otherwise than as registered global securities, the transfer of the senior notes may be registered, and senior notes may be exchanged for other senior notes of the same series, of authorized denominations and with the same terms and aggregate principal amount, at the offices of the senior trustee. We may change the place for registration of transfer and exchange of the senior notes and designate additional places for registration of transfer and exchange. (Senior Indenture, Section 602)

               No service charge will be made for any transfer or exchange of the senior notes. However, we may require payment to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange. We will not be required to register the transfer of, or to exchange, the senior notes of any series during the 15 days prior to the date on which notice of redemption of any senior notes of that series is mailed or any senior note that is selected for redemption. (Senior Indenture, Section 305)

Defeasance

               The senior indenture provides that we may defease and be discharged from all obligations with respect to the senior notes and the senior indenture, which we refer to as legal defeasance, or be released from our obligations under certain covenants under the senior indenture with respect to the senior notes (as described below) such that our failure to comply with the defeased covenants will not constitute an Event of Default, which we refer to as covenant defeasance. Following a legal defeasance of a series of senior notes, payment of those senior notes may not be accelerated because of an Event of Default. Following a covenant defeasance of a series of senior notes, payment of those senior notes may not be accelerated because of an Event of Default caused by our failure to comply with the defeased covenants or an Event of Default relating to our bankruptcy, insolvency or reorganization.

If we satisfy the conditions necessary to effect a covenant defeasance with respect to a series of senior notes, we will be released from our obligations under:
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(i)

the covenants in the senior indenture relating to limitations on liens, sale and leaseback transactions or consolidations, mergers or sales of assets (see "Limitations on Liens and Sale and Leaseback Transactions After Release Date" and "Consolidation, Merger and Sale of Assets" above) and

(ii)	any covenants applicable specifically to the series that were established by the instruments creating the series.
We may effect a legal defeasance or a covenant defeasance by:
(i)

irrevocably depositing in trust with the senior trustee money or Eligible Obligations (which are defined in the senior indenture and principally consist of obligations of, or guaranteed by, the United States) or a combination of money and Eligible Obligations, which will be sufficient to pay when due the principal of, and any premium and interest on, the senior notes and

(ii)	satisfying other conditions specified in the senior indenture.
We may not effect a legal defeasance or a covenant defeasance unless we deliver to the senior trustee an opinion of counsel to the effect that the holders of the affected senior notes will:
(i)	not recognize income, gain or loss for United States federal income tax purposes as a result of the legal defeasance or the covenant defeasance and
(ii)	be subject to United States federal income tax on the same amounts, in the same manner and at the same times as if the legal defeasance or covenant defeasance had not occurred.
In the case of legal defeasance, such opinion must be based upon a change in law or a ruling of the Internal Revenue Service. (Senior Indenture, Article Seven)
Consolidation, Merger and Sale of Assets

               Under the terms of the senior indenture, we may not consolidate with or merge into any other entity or convey, transfer or lease our properties and assets as, or substantially as, an entirety to any entity, unless:

(i)

The surviving or successor entity is organized and validly existing under the laws of the United States, a state of the United States or the District of Columbia and it expressly assumes our obligations on all senior notes under the senior indenture and, if such transaction occurs prior to the release date, our obligations on collateral bonds securing any series of senior notes;

(ii)

In the case of a lease, such lease is made expressly subject to termination at any time during the continuance of an Event of Default, by (a) us or the senior trustee and (b) the purchaser of the property so leased at any sale thereof under the senior indenture, whether the sale be made under any power of sale conferred by the senior indenture or pursuant to judicial proceedings;

(iii)

Immediately after giving effect to the transaction, no Event of Default under the senior indenture or no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing; and

(iv)	We shall have delivered to the senior trustee an officer's certificate and an opinion of counsel as provided in the senior indenture.
(Senior Indenture, Section 1101)

Upon any consolidation with or merger into another person, or any conveyance, or other transfer or lease of our properties and assets as or substantially as an entirety to any other person as described above, the successor person or the person to which such conveyance, transfer or lease is made would succeed to, and be substituted for, us under the senior note indenture, and may exercise every right and power of ours under the senior note indenture, and

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except in the case of a lease, we would be relieved of all obligations and covenants under the senior note indenture and on the senior notes then outstanding. (Senior Indenture, Section 1102)

               Although there is a limited body of case law interpreting the phrase "substantially as an entirety," there is no precise established definition of the phrase under applicable law. As a result of this uncertainty, it may not be clear in all circumstances whether as a condition to a conveyance, transfer or lease of our properties and assets, the successor entity is required to assume our obligations under the senior indenture and whether a failure to assume such obligations would result in an Event of Default under the senior indenture.

Event of Default
The term "Event of Default," when used in the senior indenture with respect to any senior notes issued thereunder, means any of the following:
(i)	Failure to pay interest on such senior notes within 30 days after it is due;
(ii)	Failure to pay the principal of or any premium on any such senior notes when due;
(iii)

Failure to perform or breach of any other covenant or warranty in the senior indenture, except for a covenant or warranty that is solely for the benefit of one or more series of senior notes other than such series of senior notes, that continues for 90 days after we receive written notice from the senior trustee, or we and the senior trustee receive a written notice from the holders of a majority in aggregate principal amount of the senior notes of that series; provided, however, that if we initiate corrective action within 90 days after receipt of notice from the senior trustee or the note holders, such period will be extended for as long as we continue to diligently pursue such action;

(iv)	Events relating to our bankruptcy, insolvency or reorganization specified in the senior indenture; or
(v)

Prior to the release date, the occurrence and continuation of a "completed default" under Sections 53 or 65 of the mortgage, which we refer to as a mortgage default (See "Description of First Mortgage Bonds -- Completed Defaults" below)

(Senior Indenture, Section 801)

               An Event of Default for a particular series of senior notes does not necessarily constitute an Event of Default for any other series of senior notes issued under the senior indenture. The senior trustee may withhold notice to the holders of senior notes of any default, except default in the payment of principal or interest, if it considers the withholding of notice to be in the interests of the holders. (Senior Indenture, Section 902)

Remedies

               If an Event of Default under the senior indenture for any series of senior notes occurs and continues other than as a result of a mortgage default, the senior trustee or the holders of a majority in aggregate principal amount of all the senior notes of the series may declare the entire principal amount of all the senior notes of that series, together with accrued interest, to be due and payable immediately. However, if the Event of Default is applicable to all outstanding senior notes under the senior indenture, only the trustee or holders of a majority in aggregate principal amount of all outstanding senior notes of all series, voting as one class, and not the holders of any one series, may make that declaration of acceleration. (Senior Indenture, Sections 802(a) and 802(b))

               In the case of an Event of Default under the senior indenture resulting from a mortgage default, the senior notes will become due and payable only upon the acceleration of the collateral bonds in accordance with the terms of the mortgage. (Senior Indenture, Section 802(c)) See "Description of First Mortgage Bonds -- Remedies" below.

There is no automatic acceleration of the senior notes, even in the event of our bankruptcy, insolvency or reorganization. (Senior Indenture, Section 802)
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               At any time after a declaration of acceleration with respect to the senior notes of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event of Default under the senior indenture giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be considered rescinded and annulled, if:

(i)	We have paid or deposited with the senior trustee a sum sufficient to pay:
	(a)	all matured installments of interest on all senior notes of the series;
	(b)	the principal of and premium, if any, on any senior notes of the series which have become due otherwise than by acceleration;
(c)

interest on overdue interest (to the extent allowed by law) and on principal and any premium which have become due otherwise than by acceleration at the prescribed rates, if any, set forth in such senior notes; and

	(d)	all amounts due to the trustee under the senior indenture; and
(ii)

Any other Event of Default under the senior indenture with respect to the senior notes of that series (other than the nonpayment of principal that has become due solely by declaration of acceleration) has been cured or waived as provided in the senior indenture.

(Senior Indenture, Section 802(e))

The waiver or cure of any mortgage default and the rescission and annulment of its consequences in accordance with the terms of the mortgage also will constitute an automatic waiver of the corresponding Event of Default under the senior indenture and an automatic rescission and annulment of the consequences thereunder, provided that all other applicable conditions specified above shall have been satisfied. (Senior Indenture, Section 802(c)) See "Description of First Mortgage Bonds -- Remedies" below.

               The senior trustee is not obligated to exercise any of its rights or powers under the senior indenture at the request, order or direction of any of the holders, unless the holders offer the senior trustee indemnity reasonably satisfactory to it. (Senior Indenture, Section 903) If they provide this reasonable indemnity, the holders of a majority in principal amount of any series of senior notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior trustee or exercising any power conferred upon the senior trustee, including the exercise by the senior trustee of the powers possessed by the senior trustee as holder of the collateral bonds securing such series of senior notes. However, if the Event of Default under the senior indenture relates to more than one series, only the holders of a majority in aggregate principal amount of all affected series will have the right to give this direction. The senior trustee is not obligated to comply with directions that conflict with law or other provisions of the senior indenture. (Senior Indenture, Section 812)

No holder of senior notes of any series will have any right to institute any proceeding under the senior indenture, or for any remedy under the senior indenture, unless:
(i)	The holder has previously given to the senior trustee written notice of a continuing Event of Default under the senior indenture;
(ii)

The holders of a majority in aggregate principal amount of the outstanding senior notes of all series in respect of which an Event of Default under the senior indenture has occurred and is continuing, considered as one class, have made a written request to the senior trustee, and have offered reasonable indemnity to the senior trustee, to institute proceedings;

(iii)	The senior trustee has failed to institute any proceeding for 60 days after notice; and
(iv)

No direction inconsistent with such written request has been given to the senior trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding senior notes of all

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series in respect of which an Event of Default under the senior indenture has occurred and is continuing, considered as one class.

In addition, no holder of senior notes will have any right to institute any action under the senior indenture to disturb or prejudice the rights of any other holder of senior notes. (Senior Indenture, Section 807)

               However, these limitations do not apply to a suit by a holder of a senior note for payment of the principal, premium, if any, or interest on the senior note on or after the applicable due date. (Senior Indenture, Section 808)

We will provide to the senior trustee an annual statement by an appropriate officer as to our compliance with all conditions and covenants under the senior indenture. (Senior Indenture, Section 606)
Modification and Waiver
Without the consent of any holder of senior notes issued under the senior indenture, we and the senior trustee may enter into one or more supplemental indentures for any of the following purposes:
(i)	To evidence the assumption by any permitted successor of our covenants in the senior indenture and in the senior notes;
(ii)	To add to our covenants or to surrender any of our rights or powers under the senior indenture;
(iii)	To add additional events of default under the senior indenture;
(iv)

To change, eliminate or add any provision to the senior indenture; provided, however, that, if the change will adversely affect the interests of the holders of senior notes of any series in any material respect, the change, elimination or addition will become effective only:

(a) when the consent of the holders of senior notes of such series has been obtained in accordance with the senior indenture; or
(b) when no senior notes of the affected series remain outstanding under the senior indenture;
(v)	To provide collateral security for all but not part of the senior notes;
(vi)	To establish the form or terms of senior notes of any series as permitted by the senior indenture;
(vii)	To provide for the authentication and delivery of bearer securities;
(viii)	To evidence and provide for the acceptance of appointment of a successor trustee;
(ix)	To provide for the procedures required for use of a noncertificated system of registration for the senior notes of all or any series;
(x)	To change any place where principal, premium, if any, and interest shall be payable, senior notes may be surrendered for registration of transfer or exchange, and notices to us may be served;
(xi)

To cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the senior indenture; provided that the action does not adversely affect the interests of the holders of senior notes of any series in any material respect; or

(xii)

To modify, eliminate or add to the provisions of the senior indenture to such extent as shall be necessary to effect the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended, and to add to the senior indenture such other provisions as may be expressly required under the Trust Indenture Act.

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(Senior Indenture, Section 1201)
The holders of at least a majority in aggregate principal amount of the senior notes of all series then outstanding may waive our compliance with the requirements that we:
•	preserve our corporate existence; and
•	adhere to the restrictions on consolidation, merger and conveyance contained in the senior indenture.

               The holders of at least a majority in aggregate principal amount of the senior notes of all series then outstanding and with respect to which compliance is to be omitted, considered as one class, may waive our compliance with the requirements that we:

•	maintain an office or agency where payment of the senior notes can be made and notices and demands relating to the senior notes can be delivered; and
•	comply with any additional covenants or restrictions with respect to a particular series of senior notes established in the instrument creating the series.

(Senior Indenture, Section 607) The holders of not less than a majority in principal amount of the outstanding senior notes of any series may waive any past default under the senior indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the senior indenture that cannot be modified or be amended without the consent of the holder of each outstanding senior note of the series affected as described below. (Senior Indenture, Section 813)

               If any provision of the senior indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern the senior indenture, the provision of the Trust Indenture Act will control. If any provision of the senior indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act will be deemed to apply to the senior indenture as so modified or to be excluded. (Senior Indenture, Section 108)

The consent of the holders of a majority in aggregate principal amount of the senior notes of all series then outstanding is required for all other modifications to the senior indenture. However, if less than all of the series or tranches of senior notes outstanding are directly affected by a proposed supplemental indenture, the consent only of the holders of a majority in aggregate principal amount of all series or tranches, as the case may be, that are directly affected, considered as one class, will be required. No such amendment or modification may:

(i)

Change the stated maturity of the principal of, or any installment of principal of or interest on, any senior note, or reduce the principal amount of any senior note or its rate of interest or change the method of calculating the interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any senior note, without the consent of the holder;

(ii)

Reduce the percentage in principal amount of the outstanding senior notes of any series the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with a provision of the senior indenture or any default thereunder and its consequences without the consent of all the holders of the series;

(iii)

Modify certain provisions of the senior indenture relating to supplemental indentures, restrictions on the noteholders' ability to waive covenant compliance (as described above) and waivers of past defaults with respect to the senior notes of any series, without the consent of the holder of each outstanding senior note affected thereby; or

(iv)

Prior to the release date, impair the interest of the senior trustee hereunder in such collateral bonds, or reduce the principal amount of collateral bonds securing the senior notes of such series to an amount less

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than the principal amount of such senior notes outstanding, without the consent of all the holders of the series.
(Senior Indenture, Section 1202)

               A supplemental indenture which changes the senior indenture solely for the benefit of one or more particular series of senior notes, or modifies the rights of the holders of senior notes of one or more series, will not be deemed to affect the rights under the senior indenture of the holders of the senior notes of any other series. (Senior Indenture, Section 1202)

               The senior indenture provides that senior notes owned by us, anyone else required to make payment on the senior notes or an affiliate of ours or the other obligor shall be disregarded and considered not to be outstanding in determining whether the required holders of all of the senior notes or of any particular series of senior notes have given a request or consent unless we, the other obligor or the affiliate owns all of the senior notes or all of the particular series of senior notes (except if more than one series is voting together as a class, in which case the senior notes of the series owned entirely by us, the other obligor or the affiliate will be disregarded). (Senior Indenture, Section 101)

               We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but we shall have no obligation to do so. If we fix a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding senior notes have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding senior notes shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same senior notes and the holder of every senior note issued upon the registration of transfer of or in exchange of those senior notes. A transferee will be bound by acts of the senior trustee or us in reliance thereon, whether or not notation of that action is made upon the senior note. (Senior Indenture, Section 104)

Resignation of the Senior Trustee; Removal

               The senior trustee may resign at any time by giving written notice to us, or the holders of a majority in principal amount of all series of senior notes then outstanding may remove the senior trustee at any time by giving written notice to us and the senior trustee. If the senior trustee has or acquires any conflicting interest as defined in Section 310(b) of the Trust Indenture Act, the senior trustee generally must either eliminate the conflicting interest or resign within 90 days. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to a senior trustee appointed by act of the holders, if we have delivered to the senior trustee a resolution of our Board of Directors appointing a successor senior trustee and such successor has accepted the appointment in accordance with the terms of the senior indenture, the senior trustee will be deemed to have resigned, and the successor will be deemed to have been appointed as senior trustee in accordance with the senior indenture. No resignation or removal of a senior trustee and no appointment of a successor senior trustee will be effective until the acceptance of appointment by a successor senior trustee. (Senior Indenture, Section 910)

Notices
Notices to holders of senior notes will be given by mail to the addresses of such holders as they may appear in the security register for senior notes. (Senior Indenture, Section 106)
Title

               We, the senior trustee and any agent of us or the senior trustee may treat the person in whose name senior notes are registered as the absolute owner thereof, whether or not the senior notes may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Senior Indenture, Section 308)

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Governing Law
The senior indenture and the senior notes are governed by, and construed in accordance with, the laws of the State of New York. (Senior Indenture, Section 113)
DESCRIPTION OF FIRST MORTGAGE BONDS

               The following is a general description of the first mortgage bonds that we may offer pursuant to this prospectus, which we refer to as new bonds, and the first mortgage bonds that we may issue and deliver to the senior trustee as collateral bonds to secure senior notes. The particular terms of any new bonds or collateral bonds and the extent, if any, to which these general provisions will not apply to such new bonds or collateral bonds will be described, as the case may be, in the prospectus supplement relating to the new bonds or the prospectus supplement relating to the senior notes that will be secured by the collateral bonds.

               The new bonds and the collateral bonds will be issued in one or more series under the mortgage. The statements below are summaries of the significant terms of the mortgage. In addition to this summary, you are urged to review the mortgage, which is incorporated by reference as an exhibit to the registration statement under which the first mortgage bonds are registered, and the form of supplemental indenture to be used in connection with each issuance of new bonds and the form of supplemental indenture to be used in connection with each issuance of collateral bonds, which are also filed as exhibits to the registration statement.

As of the date of this prospectus, $495,665,000 in aggregate principal amount of first mortgage bonds are outstanding, and no collateral bonds are outstanding.
General -- New Bonds
The relevant prospectus supplement will describe the terms of the new bonds being offered, including:
•	the designation and aggregate principal amount of such new bonds;
•	the date on which such new bonds will mature;
•	the rate per annum at which such new bonds will bear interest, or the method of determining such rate;
•	the dates on which such interest will be payable;
•	any redemption terms; and
•	other specific terms applicable to the new bonds not inconsistent with the provisions of the mortgage.
Payment of Principal and Interest

               We will pay principal, premium, if any, and interest on the new bonds in immediately available funds at the corporate trust office of The Bank of New York or at the office of any other paying agent that we may designate.

Registration and Transfer

               We will issue the new bonds only in fully registered form without coupons. Unless the relevant prospectus supplement states otherwise, we will issue the new bonds in denominations of $1,000 or any integral multiple thereof.

               So long as any first mortgage bonds remain outstanding, we must maintain an office or agency where holders can present or surrender the first mortgage bonds for payment or for transfer or exchange and where holders

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can serve notices and demands to or upon us. (Mortgage, Section 35) We have designated the corporate trust office of The Bank of New York in the City of New York as our agent for these purposes. We will not impose any charges for exchanges of the new bonds.

No Sinking Fund
Unless the relevant prospectus supplement states otherwise, there will be no improvement and sinking fund or any maintenance and replacement requirement or dividend restriction for the new bonds.
General -- Collateral Bonds

               The terms of any collateral bonds that are issued and delivered to the senior trustee as security for any series of senior notes will conform as nearly as practicable to the terms of such senior notes. See "Description of Senior Notes -- Security; Release Date -- Delivery of Collateral Bonds" above.

Highly Leveraged Transactions

               The mortgage does not contain any covenants or other provisions that specifically are intended to afford holders of the new bonds or collateral bonds special protection in the event of a highly leveraged transaction.

Security

               The new bonds and collateral bonds will be secured, together with all other first mortgage bonds now or hereafter issued under the mortgage, by a first lien (subject to the conditions and limitations in the instruments through which we claim title to our properties and excepted encumbrances) on substantially all of our properties and franchises, other than the following:

•	cash, shares of stock and obligations (including bonds, notes and other securities) not specifically pledged, paid, deposited or delivered under the mortgage;
•	goods and equipment acquired for the purpose of sale or resale in the ordinary course of our business or for consumption in the operation of any of our properties;
•	materials, supplies and construction equipment; and
•	judgments, accounts and choses in action, the proceeds of which we are not obligated to deposit with the mortgage trustee under the mortgage.

               The lien of the mortgage also extends to after-acquired property (other than the types of property described above). However, after-acquired property may be subject to liens existing or placed thereon at the time of acquisition and, in certain circumstances, to liens attaching to such property prior to the recording and/or filing of an instrument specifically describing such property as being subject to the lien of the mortgage. The after-acquired property clause may not be effective as to property acquired subsequent to the filing of a case with respect to us under the Federal bankruptcy code.

               Under New Jersey law, the State of New Jersey owns in fee simple for the benefit of the public schools all lands now or formerly flowed by the tide up to the mean high-water line, unless it has made a valid conveyance of its interests in such property. In 1981, because of uncertainties raised as to possible claims of State ownership, the New Jersey constitution was amended to provide that lands formerly tidal-flowed, but which were not then tidal-flowed at any time for a period of 40 years, were not to be subject to the State's claim unless the State had specifically defined and asserted a claim within the one year period ending November 2, 1982. As a result, the State published maps of the eastern coast of New Jersey depicting claims to portions of many properties, including portions of certain of our properties relating to one of our plants. We believe that we have good title to these properties and will vigorously defend our title, or will obtain grants from the State as may ultimately be required. The cost to acquire any grants may be covered by title insurance policies. Assuming that all of the State's claims

23 ____________________________________________________________________________________________

were determined adversely to us, they would relate to land, which would amount to less than one percent of net utility plant. No maps depicting State claims to property owned by us on the western side of New Jersey were published within the one year period mandated by the constitutional amendment. Nevertheless, we believe that we have obtained all necessary grants from the State for our properties along the Delaware River.

The mortgage trustee has a lien prior to the lien of holders of first mortgage bonds on the mortgaged property to secure the payment of its reasonable compensation and expenses. (Mortgage, Section 99)
Issuance of Additional First Mortgage Bonds
Subject to the limitations described in the following paragraphs, we may issue additional first mortgage bonds ranking equally with the new bonds and collateral bonds in an aggregate amount of up to:
(i)

70% of the cost or the then fair value to us (whichever is less) of property additions (excluding property that we acquired to replace other property that we retired) we have constructed or acquired after November 30, 1936 but on or before June 30, 1950;

(ii)

65% of the cost or the then fair value to us (whichever is less) of property additions (excluding property that we acquired to replace other property that we retired) we have constructed or acquired after June 30, 1950;

(iii)

the amount of cash deposited with the mortgage trustee to serve as collateral against which additional first mortgage bonds may be issued (which we may, subject to certain conditions, thereafter direct the mortgage trustee to use to repurchase or redeem first mortgage bonds, or withdraw to the extent of 100% of the principal amount of first mortgage bonds purchased or redeemed by the mortgage trustee); and

(iv)

the aggregate principal amount of previously issued first mortgage bonds that have been paid, retired, redeemed or cancelled, or that will be paid, retired, redeemed or cancelled upon the issuance of additional first mortgage bonds and that we have not previously used as the basis for the authentication and delivery of first mortgage bonds, the withdrawal of cash, or the release of property.

Property additions generally include property which is used or useful for the business of generating, transmitting or distributing electricity. If we acquire property that is subject to a lien prior to the lien of the mortgage, under certain circumstances we may incur additional indebtedness secured by that lien. (Mortgage, Sections 4, 23, 25, 26, 27, 29, 30, 31 and 32)

               Except as otherwise provided in the mortgage, we cannot issue additional first mortgage bonds unless our net earnings for any 12 consecutive calendar months during the immediately preceding 15 months have been at least twice the annual interest charges on all outstanding indebtedness secured by any equal or prior lien, including the additional issue of first mortgage bonds. However, this limitation does not apply if the first mortgage bonds are being issued on the basis of property additions that are subject to a lien prior to the lien of the mortgage. "Net earnings" is defined generally as the sum of:

(i)

our total operating revenues from property subject to the lien of the mortgage less our total operating expenses (excluding certain charges, such as amounts for renewals, replacements or depreciation) from property subject to the lien of the mortgage, including property to be acquired through the additional issuance of bonds, and

(ii)

the aggregate of net non-operating income and net income derived from the operation of or in connection with property not subject to the lien of the mortgage (subject to certain exceptions); provided that the aggregate amount described in this clause (ii) may not exceed 15% of the balance described in clause (i) above.

(Mortgage, Sections 7, 26, 27, 29 and 31)
24 ____________________________________________________________________________________________
Release of Property

               We may obtain the release of property from the lien of the mortgage by depositing with the mortgage trustee cash, purchase money obligations secured by the property released or other specified obligations, in an aggregate amount at least equal to the fair value of the property to be released. The mortgage permits us to reduce the amount required to be deposited by an amount equal to 142 6/7% of the principal amount of each additional first mortgage bond issuable by us under the mortgage (other than first mortgage bonds issuable by us on the basis of cash deposited with the mortgage trustee for the purpose of issuing first mortgage bonds and except that a credit may only be taken for 100% of the principal amount of first mortgage bonds issuable upon the basis of the retirement of other first mortgage bonds). (Mortgage, Section 59)

               The mortgage allows us to sell or dispose of obsolete property or personal property that in a period of 12 consecutive months does not exceed $50,000 without any release by the mortgage trustee if we replace the same property by or substitute for the same other property of at least equal value to the property sold or disposed of. We may also surrender or modify certain franchises or rights without any release by the mortgage trustee. (Mortgage, Section 58)

               The mortgage trustee will release unimproved real estate that we no longer desire to retain as long as the aggregate value of the unimproved real estate released in a period of 12 consecutive months does not exceed $50,000. We must deposit the consideration received from any sale or disposition of unimproved property with the mortgage trustee. (Mortgage, Section 60)

               Cash deposited with the mortgage trustee, including cash deposited to obtain a release of property, may be used by the mortgage trustee, at our discretion, to redeem or repurchase first mortgage bonds. (Mortgage, Sections 55 and 61)

Withdrawal of Cash Deposited with Mortgage Trustee

               We may withdraw cash deposited with the mortgage trustee to obtain the release of property in an amount equal to 142 6/7% of the principal amount of each additional first mortgage bond issuable by us under the mortgage (other than first mortgage bonds issuable by us on the basis of cash deposited with the mortgage trustee for the purpose of issuing first mortgage bonds and except that we may only withdraw an amount equal to 100% of the principal amount of first mortgage bonds issuable upon the basis of the retirement of other first mortgage bonds). (Mortgage, Section 61) We may withdraw cash deposited with the mortgage trustee for the purpose of issuing first mortgage bonds in an amount equal to 100% of the principal amount of first mortgage bonds purchased or redeemed by the mortgage trustee. (Mortgage, Section 32)

Consolidation, Merger, Transfer of Assets
Nothing in the mortgage or the terms of the first mortgage bonds prevents us from:
•	consolidating with another corporation;
•	merging into another corporation where the other corporation is the survivor; or
•	selling or leasing all or substantially all of our property as an entirety;
provided that
•

in the case of a consolidation or merger, the surviving entity is a corporation having the corporate authority to generate, manufacture, transport, transmit, distribute or supply electricity for light, heat, power or other purposes, or in the case of any conveyance, transfer or lease, the acquiror or lessee is a corporation lawfully entitled to acquire or lease and operate the same;

25 ____________________________________________________________________________________________
•	the terms of the transaction do not impair the lien and security of the mortgage or the rights and powers of the mortgage trustee or the holders of first mortgage bonds;
•

the surviving entity or transferee, or, in the case of a lease which extends beyond the date of maturity of any first mortgage bonds, the lessee, assumes by supplemental indenture all of our obligations under the mortgage and on the first mortgage bonds; and

•

in the case of a lease, such lease is made expressly subject to termination at any time during the continuance of a completed default, by (a) us or the mortgage trustee or (ii) the purchaser of the property so leased at any sale thereof under the mortgage or pursuant to judicial proceedings.

(Mortgage, Section 86)

               If we consummate a consolidation, merger or sale of all or substantially all of our property as an entirety, the mortgage will not (unless the successor corporation elects otherwise) be or become a lien upon any of the properties or franchises owned by the successor corporation except:

•	those properties acquired from us and improvements and additions thereon and appurtenant thereto;
•	property used by the successor corporation as a basis for authentication of first mortgage bonds, the withdrawal of cash or the release of property; and
•

such franchises, repairs and additional property as may be acquired, made or constructed by the successor corporation (a) to maintain, renew and preserve the franchises covered by the mortgage and to maintain the mortgaged property as an operating system in good repair, working order and condition, or (b) in pursuance of some covenant or agreement under the mortgage to be kept or performed by us.

(Mortgage, Section 88)

               Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. As a result of this uncertainty, it may not be clear in all circumstances whether as a condition to a sale or lease of our properties and assets, the successor entity is required to assume our obligations under the mortgage and whether a failure to assume such obligations would result in a completed default under the mortgage.

Modification
Modifications Without Consent
Without the consent of any holders of first mortgage bonds, we and the mortgage trustee may enter into one or more supplemental indentures for any of the following purposes:
•	to waive, surrender or restrict any power, privilege or right conferred on us by the mortgage;
•

to add covenants, limitations or restrictions for the benefit of the holders of one or more series of first mortgage bonds and provide that a breach thereof is equivalent to a default under the mortgage; and

•	to cure any ambiguity, or correct or supplement any defective or inconsistent provisions in the mortgage or any supplemental indenture;
provided, however, that any such act, waiver, surrender or restriction does not adversely affect the interests of the holders of the outstanding first mortgage bonds.
(Mortgage, Section 121)
26 ____________________________________________________________________________________________
Modifications Requiring Consent

               The mortgage provides that with the consent of the holders of 75% in principal amount of outstanding first mortgage bonds, the mortgage, any supplemental indenture and the rights and obligations of us and of the first mortgage bondholders may be modified or altered; provided, however that if less than all series of outstanding first mortgage bonds will be affected by the change, then only the holders of first mortgage bonds of the affected series have the right to consent; and provided, further, that no modification or alteration without the consent of the holder of every affected first mortgage bond may:

•	extend the maturity of the principal of such bond;
•	reduce the rate of interest on such bond or otherwise modify the terms of payment of the principal or interest on any such bond;
•	create an equal or prior lien;
•	deprive a non-assenting bondholder of a lien on the mortgaged property; or
•	reduce the percentage of bondholders required to effect any change with respect to any first mortgage bond.
(Mortgage, Section 114)

               Our Board of Directors may, at any time, pass a resolution stipulating that none of the provisions relating to modifications to the mortgage with the consent of the bondholders will have any force and effect for all outstanding first mortgage bonds and/or any first mortgage bonds issued after the date of the Board's resolution. (Mortgage, Section 117)

               The mortgage provides that any first mortgage bonds owned by us, any other obligor on the first mortgage bonds, or any of our or their affiliates, shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (Mortgage, Section 2)

               If any provision of the mortgage limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern the mortgage, the provision of the Trust Indenture Act will control. (June 1, 1949 Supplemental Indenture, Section 45)

Completed Defaults
The term "completed default," when used in the mortgage with respect to all first mortgage bonds issued thereunder, means any of the following:
•	Failure to pay principal on any first mortgage bond when due;
•	Failure to pay interest on any first mortgage bond within 90 days after such payment is due;
•	Failure to pay principal of or interest on any indebtedness subject to a prior lien, beyond any applicable grace period, in certain cases;
•	Events relating to our bankruptcy, insolvency or reorganization as specified in the mortgage;
•	Failure to perform any other covenant, agreement or condition in the mortgage for a period of 90 days after we are given notice thereof by the mortgage trustee; and
•	Failure to provide money for the redemption of first mortgage bonds called for redemption by us.
(Mortgage, Sections 53 and 65)
27 ____________________________________________________________________________________________

               The mortgage requires the mortgage trustee to provide notice to the holders of first mortgage bonds within 90 days after the occurrence of a completed default (not including any grace period and irrespective of whether the mortgage trustee has given the notice contemplated by clause (v) above), unless such default was cured prior to the giving of the notice; provided, however, that except for a default in the payment of principal, any premium, or interest, or in the payment of any sinking or purchase fund installment, the mortgage trustee may withhold notice to the holders of the first mortgage bonds of any default if the mortgage trustee in good faith determines that the withholding of notice is in the interests of the holders. (Mortgage, Section 65A)

We will furnish to the mortgage trustee an annual certificate as to our compliance with the covenants and conditions in the mortgage. (Mortgage, Section 46D)
Remedies

               Upon the occurrence of any completed default, the mortgage trustee in its discretion may, and upon the written request of the holders of at least 25% in principal amount of all outstanding first mortgage bonds the mortgage trustee shall, declare all outstanding first mortgage bonds immediately due and payable. If, before any sale of the trust estate, all interest in arrears has been paid and all defaults have been cured, the holders of a majority in principal amount of the outstanding first mortgage bonds may annul such declaration. (Mortgage, Section 65)

               If a completed default occurs and is continuing, the mortgage trustee in its discretion may, and upon the written request of the holders of at least 25% in principal amount of all outstanding first mortgage bonds and upon being indemnified to its satisfaction the mortgage trustee shall, enforce the lien of the mortgage by foreclosing on the trust estate. (Mortgage, Section 68)

               The holders of a majority in principal amount of first mortgage bonds may direct proceedings for the sale of the trust estate, or for the appointment of a receiver or any other proceedings under the mortgage, but have no right to involve the Trustee in any personal liability without indemnifying it to its satisfaction. (Mortgage, Sections 69 and 79)

No holder of a first mortgage bond has the right to institute proceedings for the enforcement of the mortgage, unless:
(i)	such holder previously has given the mortgage trustee written notice of an existing default,
(ii)

the holders of at least 25% in principal amount of the outstanding first mortgage bonds have requested in writing that the mortgage trustee take action under the mortgage (and provided the mortgage trustee with indemnity satisfactory to it) and

(iii)	such holders have offered the mortgage trustee a reasonable opportunity to exercise its powers as mortgage trustee or to institute an action, suit or proceeding in its own name.

However, this provision does not impair the right of any holder of a first mortgage bond to enforce our obligation to pay the principal of and interest on such first mortgage bond when due. (Mortgage, Section 79)

               The laws of the State of New Jersey, where the mortgaged property is located, may limit or deny the ability of the mortgage trustee or the bondholders to enforce certain rights and remedies provided in the mortgage in accordance with their terms.

Defeasance and Discharge
If at any time we:
•

deposit with the mortgage trustee money for the payment or redemption of all or any of the first mortgage bonds then outstanding of one or more series, including the payment of all interest due thereon,

28 ____________________________________________________________________________________________
•	irrevocably direct the mortgage trustee to use the deposited money for the purpose of payment or redemption, as the case may be, and
•	in the case of a redemption, provide a notice of redemption,

then such first mortgage bonds will be deemed to have been paid. If all of the first mortgage bonds, including all interest due thereon, have been paid, and we have paid all charges of the mortgage trustee, the mortgage trustee is obligated to cancel and discharge the lien under the mortgage upon our request. (Mortgage, Section 107)

Title
The person in whose name first mortgage bonds are registered is deemed the absolute owner thereof for the purpose of making payments and for all other purposes of the mortgage. (Mortgage, Section 84)
Resignation or Removal of Mortgage Trustee

              The mortgage trustee may resign at any time by giving written notice to us and by publishing such notice in newspapers in Atlantic City, New Jersey and the Borough of Manhattan, City of New York. If the mortgage trustee has or acquires any conflicting interest as defined in Section 310(b) of the Trust Indenture Act, the mortgage trustee generally must either eliminate the conflicting interest or resign within 90 days. The mortgage trustee may be removed at any time by the holders of a majority in principal amount of first mortgage bonds then outstanding. No resignation or removal of a mortgage trustee and no appointment of a successor mortgage trustee will be effective until the acceptance of appointment by a successor mortgage trustee. (Mortgage, Sections 102, 104 and 105)

DESCRIPTION OF MEDIUM TERM NOTES

               The following is a general description of the medium term notes that we may offer pursuant to this prospectus. The particular terms of any medium term notes and the extent, if any, to which these general provisions will not apply to such medium term notes will be described in the prospectus supplement relating to the medium term notes.

               The medium term notes will be issued in one or more series under the indenture, dated as of March 1, 1997, between us and The Bank of New York, as trustee. In this prospectus we refer to this indenture as the note indenture and we refer to the trustee under the note indenture as the note trustee. The statements below are summaries of the significant terms the note indenture. In addition to this summary, you are urged to review the note indenture, which is incorporated by reference as an exhibit to the registration statement of which the medium term notes are registered.

General

               Unless the relevant prospectus supplement indicates otherwise, the medium term notes will mature on any day from 9 months to 30 years from the original issue date, as selected by the purchaser and agreed to by us. Each medium term note will bear interest at either fixed rates or floating rates. We will offer the medium term notes on a continuous basis. The relevant prospectus supplement, or the pricing supplement described in the prospectus supplement, will set forth the following terms of the medium term notes:

•	the purchase price, or a statement that the medium term notes are being offered by an agent as principal at varying market prices;
•	the original issue date;
•	the stated maturity date;
•	if fixed rate notes, the rate per annum at which such notes will bear interest;
29 ____________________________________________________________________________________________
•	if floating rate notes, the interest rate formula and other variable terms;
•	the date or dates from which any such interest shall accrue;
•	the terms for redemption, if any; and
•	any other terms of such medium term notes not inconsistent with the note indenture.

               The note indenture does not contain any covenants or other provisions that specifically are intended to afford holders of the medium term notes special protection in the event of a highly leveraged transaction.

No Sinking Fund
The medium term notes will not be subject to any sinking fund.
Unsecured Obligations

               The medium term notes will be unsecured and will rank pari passu with all of our other unsecured and unsubordinated indebtedness. As of September 30, 2003, we have $15 million in aggregate principal amount of medium term notes outstanding under the note indenture (not including the medium term notes offered hereby), $74 million in aggregate principal amount of other unsecured and unsubordinated indebtedness outstanding (consisting of $51.4 million of commercial paper and $22.6 million of unsecured tax-exempt bonds), and $495.7 million in aggregate principal amount of secured debt outstanding. The terms of the medium term notes will not restrict us from incurring more secured debt.

Book-Entry Notes

               We may issue the medium term notes of any series in the form of one or more fully-registered medium term notes (which we refer to as a book-entry note) which will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series and registered in the name of the depositary or its nominee. Except as set forth below, the book-entry note may not be transferred except as a whole

•	by the depositary to a nominee of the depositary;
•	by a nominee of the depositary to the depositary;
•	by a nominee of the depositary to another nominee of the depositary; or
•	by the depositary or any nominee to a successor of the depositary or a nominee of such successor.
Depositary Arrangements

               We will describe the specific terms of the depositary arrangement with respect to any portion of a series of medium term notes to be represented by a book-entry note in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

               Generally, ownership of beneficial interests in a book-entry note will be limited to participants that have accounts with the depositary for such book-entry note or persons that may hold interests through participants. Upon the issuance of a book-entry note, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the medium term notes represented by such book-entry note to the accounts of participants. The accounts to be credited will be designated by the agents for such medium term notes, or by us if we offer and sell such notes directly.

               Ownership of beneficial interests in a book-entry note will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary, or by participants or persons that may hold

30 ____________________________________________________________________________________________

interests through participants. The laws of some states require that some purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in a book-entry note.

               So long as the depositary or its nominee is the registered owner of a book-entry note, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the medium term notes represented by such book-entry note for all purposes under the note indenture. Except as provided below, owners of beneficial interests in a book-entry note will not be entitled to have medium term notes represented by a book-entry note registered in their names, will not receive or be entitled to receive physical delivery of medium term notes in certificated form and will not be considered the owners or holders thereof under the note indenture. Accordingly, each person owning a beneficial interest in a book entry note must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the note indenture. We understand that under existing industry practices, if we request any action of holders, or if any owner of a beneficial interest in a book entry note desires to give or take any action allowed under the note indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instruction of beneficial owners holding through them.

Interest and Premium

               Principal, premium, if any, and interest payments on medium term notes represented by a book-entry note will be made to the depositary or its nominee as the registered owner of the book-entry note. We and our agents will have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a book-entry note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

               We expect that the depositary, upon receipt of any payment of principal, premium, if any, or interest in respect of a book-entry note, will credit promptly the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such book-entry note as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a book-entry note will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such participants.

Withdrawal of Depositary

               If the depositary for any medium term notes represented by a book-entry note is at any time unwilling or unable to continue as depositary, or it ceases to be eligible as a depositary under applicable law, and a successor depositary is not appointed by us within 90 days, we will issue medium term notes in certificated form in exchange for the relevant book-entry note. In addition, we may at any time determine not to have medium term notes represented by one or more book-entry notes, and, in such event, will issue medium term notes in certificated form in exchange for the book-entry note or notes representing such medium term notes. Further, if we so specify with respect to a book-entry note, an owner of a beneficial interest in such book-entry note may, on terms acceptable to us and the depositary, receive medium term notes in certified form. Any medium term notes issued in certificated form in exchange for a book-entry note will be registered in such name or names that the depositary, pursuant to instructions from its direct or indirect participants or otherwise, gives to the trustee.

Registration and Transfer

               The medium term notes will be issued only in fully registered certificated or book-entry form without coupons and, except as may otherwise be provided in the applicable prospectus supplement or pricing supplement, in denominations of $1,000 or any multiple thereof.

               If medium term notes are issued in certificated form, the transfer of the medium term notes may be registered, and medium term notes may be exchanged for other medium term notes of the same series, of authorized

31 ____________________________________________________________________________________________

denominations and with the same terms and aggregate principal amount, at the offices of the note trustee. We may change the place for registration of transfer and exchange of the medium term notes and designate additional places for registration of transfer and exchange. (Note Indenture, Sections 305 and 602)

               No service charge will be made for any transfer or exchange of the medium term notes. However, we may require payment to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange. We will not be required to register the transfer of, or to exchange, the medium term notes of any series during the 15 business days prior to the date of mailing notice of redemption of any medium term notes of that series or any medium term note that is selected for redemption. (Note Indenture, Section 305)

Payment and Paying Agents

               Unless the relevant prospectus supplement indicates otherwise, payment of interest on a medium term note on any interest payment date will be made to the person in whose name such medium term note is registered at the close of business on the regular record date for such interest payment, except that interest payable at stated maturity will be paid to the person to whom the final payment of principal is paid. If there has been a default in the payment of interest on any medium term note, the defaulted interest may be paid to the holder of such medium term note as of the close of business on a special record date selected by the note trustee that is no less than 10 nor more than 15 days before the date established by us for proposed payment of such defaulted interest or in any other manner permitted by any securities exchange on which that medium term note may be listed, if the note trustee finds it practicable. (Note Indenture, Section 307)

               Unless the relevant prospectus supplement indicates otherwise, principal of, premium, if any, and any interest on the medium term notes will be payable at the office of the paying agent designated by us. However, we may elect to pay interest by check mailed to the address of the person entitled to such payment at the address appearing in the security register. Unless otherwise indicated in the relevant prospectus supplement, the corporate trust office of the note trustee in the Borough of Manhattan, City of New York will be designated as our sole paying agent for payments with respect to medium term notes of each series. Any other paying agents initially designated by us for the medium term notes of a particular series will be named in the relevant prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the medium term notes of a particular series. (Note Indenture, Sections 601 and 602)

               All moneys paid by us to a paying agent for the payment of the principal of, premium, if any, or any interest on any medium term note which remain unclaimed for two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such medium term note thereafter may look only to us for payment. (Note Indenture, Section 603)

Defeasance and Discharge

               The note indenture provides that we will be deemed to have paid and discharged all of our obligations with respect to all or any part of the medium term notes by irrevocably depositing in trust with the note trustee:

•	money,
•

government obligations (as defined in the note indenture, which generally means (a) direct obligations of, or obligations unconditionally guaranteed by, the United States and (b) subject to certain conditions, certificates, depositary receipts or other instruments evidencing a direct ownership interest in obligations described in clause (a) above or in any specific interest or principal payments due in respect thereof), or

•	a combination of money or governmental obligations

which will be sufficient to pay when due the entire indebtedness on such medium term notes, including principal, any premium and interest, and if such deposit is made prior to the maturity of the medium term notes, we deliver to the note trustee an opinion of counsel to the effect that the holders of the affected medium term notes will (i) not

32 ____________________________________________________________________________________________

realize income, gain or loss for United States federal income tax purposes as a result of the defeasance and (ii) be subject to United States federal income tax on the same amounts, in the same manner and at the same times as if the defeasance had not occurred. The opinion must be accompanied by a ruling of the Internal Revenue Service or based upon a change in law. (Note Indenture, Section 701)

Consolidation, Merger and Sale of Assets

               The note indenture provides that we may consolidate with or merge into any other entity or convey, transfer or lease our properties and assets substantially as an entirety to any entity, provided that:

(i)

the successor entity is organized and existing under the laws of the United States, a state of the United States or the District of Columbia and expressly assumes our obligations on all medium term notes outstanding under the note indenture;

(ii)

immediately after giving effect to the transaction, no Event of Default under the note indenture or no event which, after notice or lapse of time or both, would become an Event of Default has occurred and is continuing;

(iii)	any lease provides that it will remain in effect as long as any medium term notes are outstanding; and
(iv)	we have delivered to the note trustee an officer's certificate and an opinion of counsel as provided in the note indenture.
(Note Indenture, Section 1101)

Upon any consolidation or merger, or any conveyance, transfer or lease of our properties and assets substantially as an entirety to any other person as described above, the successor corporation or the person to which such conveyance, transfer or lease is made will succeed to, and be substituted for, us under the medium term note indenture, and may exercise every right and power of ours under the medium term note indenture, and upon the satisfaction of the conditions described above, we would be relieved of all obligations and covenants under the medium term note indenture and on the medium term notes then outstanding. (Note Indenture, Section 1102)

               Although there is a limited body of case law interpreting the phrase "substantially as an entirety," there is no precise established definition of the phrase under applicable law. As a result of this uncertainty, it may not be clear in all circumstances whether as a condition to a conveyance, transfer or lease of our properties and assets, the successor entity is required to assume our obligations under the note indenture and whether a failure to assume such obligations would result in an Event of Default under the note indenture.

Event of Default
The term "Event of Default," when used in the note indenture with respect to any series of medium term notes issued thereunder, means any of the following:
(i)	Failure to pay interest on such medium term notes within 60 days after it is due;
(ii)	Failure to pay the principal of or any premium on any such medium term notes within 3 business days after it is due;
(iii)

Failure to perform or breach any other covenant in the note indenture, other than a covenant that does not relate to such series of medium term notes, that continues for 90 days after we receive written notice from the note trustee, or we and the note trustee receive a written notice from the holders of at least 33% in aggregate principal amount of the medium term notes of that series;

(iv)	Events relating to our bankruptcy, insolvency or reorganization specified in the note indenture; or
33 ____________________________________________________________________________________________
(v)	Any other Event of Default specified with respect to a series of medium term notes
(Note Indenture, Section 801)

               An Event of Default for a particular series of medium term notes does not necessarily constitute an Event of Default for any other series of medium term notes issued under the note indenture. The note trustee may withhold notice to the holders of medium term notes of any default, except default in the payment of principal, any premium, or interest, if the note trustee in good faith considers the withholding of notice to be in the interests of the holders. In the case of a default under clause (iii) above, no notice to the holders of the affected medium term notes may be given until at least 75 days after the occurrence of the default. (Note Indenture, Sections 802 and 903)

Remedies

               If an Event of Default under the note indenture with respect to any series of medium term notes occurs and continues, the note trustee or the holders of at least 33% in aggregate principal amount of all the medium term notes of the series may declare the entire principal amount of all the medium term notes of that series to be due and payable immediately. If an Event of Default under the note indenture with respect to more than one series of medium term notes occurs and continues, the note trustee or the holders of at least 33% in aggregate principal amount of all series in respect of which an Event of Default under the note indenture shall have occurred and be continuing, considered as one class, may accelerate the payment of the entire principal amount of all the medium term notes of the affected series. (Note Indenture, Section 802)

There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization. (Note Indenture, Section 802)

               At any time after a declaration of acceleration with respect to the medium term notes of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event of Default will be deemed to have been waived and the declaration and its consequences annulled if:

(i)	We have paid or deposited with the note trustee a sum sufficient to pay:
	(a)	all overdue installments of interest on all medium term notes of the series;
(b)

the principal of and premium, if any, on any medium term notes of the series which have become due otherwise than by acceleration and interest thereon at the prescribed rates, if any, set forth in such medium term notes;

	(c)	interest on overdue interest (to the extent allowed by law) at the prescribed rates, if any, set forth in such medium term notes;
	(d)	all amounts due to the trustee under the note indenture; and
(ii)

Any other Event of Default under the note indenture with respect to the medium term notes of that series (other than the nonpayment of principal that has become due solely by declaration of acceleration) has been cured or waived as provided in the note indenture.

(Note Indenture, Section 802)

               The holders of not less than a majority in principal amount of the outstanding medium term notes of any series may on behalf of the holders of all medium term notes of such series, waive any past default under the note indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the note indenture that cannot be modified or be amended without the consent of the holder of each outstanding medium term note of the series affected (see "Modification and Waiver" below). (Note Indenture, Section 813)

34 ____________________________________________________________________________________________

               The note trustee is not obligated to exercise any of its rights or powers under the note indenture at the request or direction of any of the holders, unless the holders offer the note trustee a reasonable indemnity. (Note Indenture, Section 904) If they provide this reasonable indemnity, the holders of a majority in principal amount of any series of medium term notes, and if more than one series is affected, the holders of a majority in principal amount of all affected series, considered as one class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the note trustee or exercising any trust or power conferred upon the note trustee. The note trustee is not obligated to comply with directions that conflict with law or other provisions of the note indenture or that would result in personal liability for the note trustee which, in the note trustee's sole discretion, would exceed the indemnity provided by the note holders. The note trustee may take any other action that it deems proper and is not inconsistent with such direction. (Note Indenture, Section 812)

No holder of medium term notes of any series will have any right to institute any proceeding under the note indenture, or for any remedy under the note indenture, unless:
(i)	the holder has previously given to the note trustee written notice of a continuing Event of Default with respect to medium term notes of such series;
(ii)

the holders of not less than a majority in aggregate principal amount of the outstanding medium term notes of all series in respect of which an Event of Default under the note indenture has occurred and is continuing, considered as one class, have made a written request to the note trustee, and have offered reasonable indemnity to the note trustee, to institute proceedings;

(iii)	the note trustee has failed to institute any proceeding for 60 days after notice; and
(iv)

no direction inconsistent with such written request has been given to the note trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding medium term notes of all series in respect of which an Event of Default under the note indenture has occurred and is continuing, considered as one class.

In addition, no holder of medium term notes of such series notes will have any right under the note indenture to disturb or prejudice the rights of any other holder of medium term notes. However, these limitations do not apply to a suit by a holder of a medium term note for payment of the principal, premium, if any, or interest on the medium term note on or after the applicable due date. (Note Indenture, Sections 807 and 808)

We will provide to the note trustee an annual statement by an appropriate officer as to our compliance with all obligations under the note indenture. (Note Indenture, Section 1004)
Modification and Waiver
Without the consent of any holder of medium term notes, we and the note trustee may enter into one or more supplemental indentures for any of the following purposes:
(i)	To evidence the assumption by any permitted successor of our covenants in the note indenture and in the medium term notes;
(ii)	To add to our covenants for the benefit of the holders of all or any series of medium term notes or to surrender any of our rights or powers under the note indenture;
(iii)	To add any additional Event of Default with respect to all or any series of medium term notes;
(iv)

To change or eliminate any provision in the note indenture or to add any new provision to the note indenture; provided, however, that if such change, elimination or addition adversely affects the holders of the medium term notes of any series, or a tranche of such series, in any material respect, such change, elimination or addition will become effective with respect to such series or tranche of medium term notes only when no medium term notes of the affected series or tranche remain outstanding under the note indenture;

35 ____________________________________________________________________________________________
(v)	To provide security for the medium term notes;
(vi)	To provide procedures required to permit us to use a non-certificated system of registration for the medium term notes;
(vii)	To establish the form or terms of medium term notes of any series as permitted by the note indenture;
(viii)	To evidence and provide for the acceptance of appointment of a successor trustee;
(ix)	To change any place where principal, premium, if any, and interest shall be payable, medium term notes may be surrendered for registration of transfer or exchange, and notices to us may be served;
(x)	To provide for the payment by us of additional amounts in respect of certain taxes imposed on the holders of the medium term notes and for the treatment of such additional amounts as interest;
(xi)	To provide for the authentication and delivery of medium term notes denominated in a currency other than dollars or in a composite currency;
(xii)	To provide for the authentication and delivery of bearer securities;
(xiii)

To cure any ambiguity, inconsistency or defect or to make any other provisions with respect to matters and questions arising under the note indenture which do not adversely affect the interests of the holders of medium term notes of any series in any material respect; or

(xiv)

To modify, eliminate or add to the provisions of the note indenture to such extent as shall be necessary to effect the qualification of the note indenture under the Trust Indenture Act and to add to the note indenture such other provisions as may be expressly required under the Trust Indenture Act, or to eliminate provisions no longer required by the Trust Indenture Act.

(Note Indenture, Section 1201)

               If any provision of the note indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern the note indenture, the provision of the Trust Indenture Act will control. (Note Indenture, Section 107)

               The consent of the holders of at least a majority in aggregate principal amount of the medium term notes of all series affected by a modification to the note indenture, considered as one class, is required for all other modifications to the note indenture. However, no such amendment or modification may, without the consent of the holder of each outstanding medium term note affected thereby:

(i)

Change the stated maturity of the principal of, or any installment of principal of or interest on, any medium term note, or reduce the principal amount of any medium term note or its rate of interest or reduce any amount payable upon redemption, or modify the method of calculating the interest rate, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any medium term note;

(ii)

Reduce the percentage in principal amount of the outstanding medium term notes the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with a provision of the note indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting of medium term note holders; or

(iii)

Modify some of the provisions of the note indenture relating to supplemental indentures, waivers of some covenants and waivers of past defaults with respect to the medium term notes of any series, except to increase the percentages in principal amount or to provide that other provisions of the note indenture cannot be modified or waived.

36 ____________________________________________________________________________________________

               A supplemental indenture which changes the note indenture solely for the benefit of one or more particular series of medium term notes, or modifies the rights of the holders of medium term notes of one or more series, will not affect the rights under the note indenture of the holders of the medium term notes of any other series. (Note Indenture, Section 1202)

               The note indenture provides that medium term notes owned by us, or anyone else required to make payment on the medium term notes, or any of our or their affiliates, shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (Note Indenture, Section 101)

               We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but we shall have no obligation to do so. If we fix a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding medium term notes have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding medium term notes shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same medium term note and the holder of every medium term note issued upon the registration of transfer of or in exchange of that medium term note. A transferee will be bound by acts of the note trustee or us in reliance thereon, whether or not notation of that action is made upon the medium term note. (Note Indenture, Section 104)

Removal or Resignation of the Note Trustee

               The note trustee may resign at any time with respect to any series of medium term notes by giving written notice to us. If the note trustee has or acquires any conflicting interest as defined in Section 310(b) of the Trust Indenture Act, the note trustee generally must either eliminate the conflicting interest or resign within 90 days. The holders of a majority in principal amount of any series of medium term notes may remove the note trustee at any time by giving written notice to us and the note trustee. No resignation or removal of a note trustee and no appointment of a successor note trustee will be effective until the acceptance of appointment by a successor note trustee. We may remove the note trustee with respect to the medium term notes of all series or any holder of a medium term note of any series who has held the note for at least six months may petition a court to remove the note trustee with respect to that series if at any time the note trustee:

•	does not eliminate any conflicting interest that it has or acquires after a written request by us or any such holder;
•	ceases to satisfy the eligibility requirements for a note trustee under the note indenture and fails to resign after written request by us or any such holder; or
•

becomes incapable of acting or is adjudged bankrupt or insolvent or a receiver is appointed or any public officer takes charge of the note trustee or its property for the purpose of rehabilitation, conservation or liquidation.

(Note Indenture, Section 911)
Notices
Notices to holders of medium term notes will be given by mail to the addresses of such holders as they may appear in the security register for medium term notes. (Note Indenture, Section 106)
37 ____________________________________________________________________________________________
Title

               We, the note trustee and any agent of us or the note trustee may treat the person in whose name medium term notes are registered as the absolute owner thereof, whether or not the medium term notes may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Note Indenture, Section 308)

Governing Law
The note indenture and the medium term notes are governed by, and construed in accordance with, the laws of the State of New York. (Note Indenture, Section 112)
INFORMATION ABOUT THE TRUSTEE

               The Bank of New York acts as trustee under the senior indenture, the mortgage and the note indenture. In addition, The Bank of New York acts, and may act, as trustee and paying agent under various other indentures, trusts and guarantees of us and our affiliates. We and our affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with The Bank of New York in the ordinary course of our businesses.

PLAN OF DISTRIBUTION

               We may sell the securities offered by this prospectus directly to purchasers or indirectly through underwriters, dealers or agents. The names of any such underwriters, dealers or agents will be set forth in the relevant prospectus supplement. We will also set forth in the relevant prospectus supplement:

•	the terms of the offering of the securities;
•	the proceeds we will receive from such a sale;
•	any underwriting discounts, sales commissions and other items constituting underwriters' compensation;
•	any initial public offering price;
•	any commissions payable to agents;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which we may list the securities.
We may distribute the securities from time to time in one or more transactions at:
•	a fixed price;
•	prices that may be changed;
•	market prices at the time of sale;
•	prices related to prevailing market prices; and
•	negotiated prices.
We will describe the method of distribution in the relevant prospectus supplement.
38 ____________________________________________________________________________________________
If we use underwriters with respect to a series of the securities, we will set forth in the relevant prospectus supplement:
•	the name of the managing underwriter, if any;
•	the name of any other underwriters; and
•	the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any.

               The underwriters will acquire any securities for their own accounts and they may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

               Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We anticipate that any underwriting agreement pertaining to any securities will:

•

entitle the underwriters to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments that the underwriters may be required to make related to any such civil liability;

•	subject the obligations of the underwriters to certain conditions precedent; and
•	obligate the underwriters to purchase all securities offered in a particular offering if any such securities are purchased.
In connection with an offering of the securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, underwriters may:
•	overallot in connection with the offering, creating a short position;
•	bid for, and purchase, the securities in the open market to cover short positions;
•	bid for, and purchase, the securities in the open market to stabilize the price of the securities; and
•

reclaim selling concessions allowed for distributing the securities in the offering if the underwriter repurchases previously distributed securities in covering transactions, in stabilization transactions or otherwise.

               Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Underwriters are not required to engage in these activities, and may end any of these activities at any time. No assurance can be given as to the liquidity of any trading market for the securities.

               If we use a dealer in an offering of the securities, we will sell such securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by such dealer at the time of resale. We will set forth the name of the dealer and the terms of the transaction in the prospectus supplement.

               If we use an agent in an offering of the securities, we will name the agent and describe the terms of the agency in the relevant prospectus supplement. Unless we indicate otherwise in the prospectus supplement, we will require an agent to act on a best efforts basis for the period of its appointment.

               Any underwriters, agents or dealers participating in the distribution of the securities may be deemed to be underwriters under the Securities Act and any discounts or commissions received by them on the sale or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may

39 ____________________________________________________________________________________________

indemnify them against some civil liabilities under the Securities Act. In the ordinary course of business, we may engage in transactions with underwriters, dealers and agents and they may perform services for us.

               We may solicit offers to purchase the securities and make sales directly to institutional investors or others who may be considered underwriters under the Securities Act with respect to such sales. We will describe the terms of any such offer in the relevant prospectus supplement.

               Offered securities may also be offered and sold, if so indicated in the relevant prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the relevant prospectus supplement.

We will set forth in the relevant prospectus supplement the anticipated delivery date of the securities and the prospectus delivery obligations of dealers.
LEGAL MATTERS

               The legality and binding nature of the securities and other legal matters relating to the issuance and sale of the securities offered hereby will be passed upon for us by Kirk Emge, Esq., our General Counsel. Covington & Burling, Washington, D.C., also will pass upon certain legal matters relating to the securities offered hereby for us.

EXPERTS

               The financial statements incorporated in this prospectus by reference to Atlantic City Electric Company's Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

               We file annual, quarterly and special reports and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain further information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

               This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933, as amended. It does not contain all of the information that is important to you. You should read the registration statement for further information about us and the securities. Statements contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC highlight selected information, and in each instance reference is made to the copy of the document filed.

               The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and may supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC and any future filing that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the initial registration statement and prior to the effectiveness of our registration statement and after the date of effectiveness until the offer of the securities is terminated.

•	Our Annual Report on Form 10-K for the year ended December 31, 2002, filed with the SEC on April 23, 2003 (File No. 1-03559);
40 ____________________________________________________________________________________________
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed with the SEC on May 14, 2003 (File No. 1-03559);
•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed with the SEC on August 13, 2003 (File No. 1-03559);
•

Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, filed with the SEC on November 13, 2003 (File No. 1-03559), as amended by a Quarterly Report on Form 10-Q/A, filed with the SEC on November 18, 2003;

•	Our Current Report on Form 8-K filed with the SEC on January 13, 2003 (File No. 1-03559); and
•	Our Current Report on Form 8-K filed with the SEC on July 24, 2003 (File No. 1-03559).

               If you request copies of any of the documents incorporated by reference, we will send you the copies you requested at no charge. However, we will not send exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You should direct requests for such copies to Atlantic City Electric Company, 701 Ninth Street, N.W., Washington, D.C. 20068, attention: Corporate Secretary. Our telephone number is (202) 872-2900.

41 ____________________________________________________________________________________________
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
Set forth below is an estimate of the approximate amount of our fees and expenses (other than underwriting discounts and commissions) in connection with the issuance of the securities:
Registration fee	$ 20,225*
Fees of rating agencies	160,000
Printing	40,000
Accounting fees	40,000
Legal fees	125,000
Trustee's fees and expenses	20,000
Blue sky expenses	10,000
Miscellaneous, including traveling, telephone copying, shipping and other out-of-pocket expenses	25,000
Total	440,225
* All items are estimated except the registration fee.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               As authorized under New Jersey law, Article VI of our restated certificate of incorporation eliminates the personal liability of our directors and officers to us and to our shareholders for violations of such directors' and officers' fiduciary duties. Article VI of our certificate of incorporation does not, however, in any way eliminate or limit the liability of a director or officer for breaching his or her duty of loyalty (i.e., the duty to refrain from fraud, self-dealing and transactions involving improper conflicts of interest) to us or to our shareholders, failing to act in good faith, knowingly violating the law or obtaining an improper personal benefit. These provisions do not have any effect on the availability of equitable remedies (such as an injunction or rescission) for breach of a fiduciary duty, but as a practical matter, equitable remedies may not be available in particular circumstances.

               Article VI of our amended and restated bylaws provides, among other things, that we shall, to the fullest extent permitted by the laws of the State of New Jersey as from time to time in effect, indemnify any person who is or was made a party or is threatened to be made a party to any proceeding by reason of the fact that he or she is or was a director or officer of ours or, while serving as our director or officer, is or was serving at our request as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against all expenses and liabilities. Article VI further provides that we shall, from time to time, reimburse or advance to any such director or officer the funds necessary for payment of expenses incurred in connection with any proceeding, upon receipt of a written undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he or she is not entitled to indemnification. The rights and authority conferred in Article VI are not exclusive of any other right which an indemnified party may have or acquire under any statute, provision of our bylaws, agreement, vote of the shareholders or directors or otherwise. Our bylaws specify that the right to indemnification is a contract right.

               Section 14A:3-5 of the New Jersey Business Corporation Act generally provides that a corporation may, and in certain circumstances, shall, indemnify (i) its officers, directors, employees and agents (each of which we refer to as a corporate agent), (ii) corporate agents of constituent corporations that it has absorbed by merger or consolidation and (iii) corporate agents of other corporations if such corporate agents serve at the indemnifying corporation's request. A corporation may indemnify such corporate agent in a civil proceeding if the corporate agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, in a criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful, except that indemnification is not permitted in an action by or in the right of the corporation if the corporate agent is adjudged to be liable to the corporation, unless the court in which the proceeding was brought shall have determined that indemnification is appropriate in light of the circumstances of the case.

II-1 ____________________________________________________________________________________________

               We are an indirect wholly-owned subsidiary of Pepco Holdings, Inc. To the extent that any of our officers or directors are determined to be serving in such capacity at the direction of Pepco Holdings, Inc., such person may be entitled to indemnification under the Delaware General Corporation Law and/or the certificate of incorporation of Pepco Holdings, Inc.

ITEM 16. EXHIBITS.
*	1.01	Form of Underwriting Agreement relating to Senior Notes
*	1.02	Form of Underwriting Agreement relating to First Mortgage Bonds
*	1.03	Form of Agency Agreement relating to Medium Term Notes
*	4.01	Form of Senior Notes
	4.02	Form of New First Mortgage Bonds (included in Exhibit 4.07)
	4.03	Form of Collateral First Mortgage Bonds (included in Exhibit 4.08)
	4.04	Form of Medium Term Notes (Filed as Exhibit 4(f) to ACE's Registration Statement No. 333-23475 dated March 17, 1997 and incorporated by reference herein)
	4.05

Mortgage and Deed of Trust dated January 15, 1937 between ACE and The Bank of New York (formerly Irving Trust Company) (Filed as Exhibit 2(a) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

	4.05(a)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated June 1, 1949 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

	4.05(b)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated July 1, 1950 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

	4.05(c)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated November 1, 1950 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

	4.05(d)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated March 1, 1952 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

	4.05(e)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated January 1, 1953 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

	4.05(f)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated March 1, 1954 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

	4.05(g)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated March 1, 1955 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

II-2 ____________________________________________________________________________________________
	4.05(h)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated January 1, 1957 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

	4.05(i)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated April 1, 1958 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

	4.05(j)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated April 1, 1959 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

	4.05(k)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated March 1, 1961 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

	4.05(l)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated July 1, 1962 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

	4.05(m)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated March 1, 1963 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

	4.05(n)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated February 1, 1966 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

	4.05(o)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated April 1, 1970 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

	4.05(p)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated September 1, 1970 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

	4.05(q)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated May 1, 1971 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

	4.05(r)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated April 1, 1972 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

	4.05(s)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated June 1, 1973 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

	4.05(t)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated January 1, 1975 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

	4.05(u)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated May 1, 1975 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

II-3 ____________________________________________________________________________________________
	4.05(v)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated December 1, 1976 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

	4.05(w)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated January 1, 1980 (Filed as Exhibit 4(e) to ACE's Form 10-K dated March 25, 1981 (File No. 1-03559) and incorporated by reference herein)

	4.05(x)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated May 1, 1981 (Filed as Exhibit 4(a) to ACE's Form 10-Q dated August 10, 1981 (File No. 1-03559) and incorporated by reference herein)

	4.05(y)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated November 1, 1983 (Filed as Exhibit 4(d) to ACE's Form 10-K dated March 30, 1984 (File No. 1-03559) and incorporated by reference herein)

	4.05(z)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated April 15, 1984 (Filed as Exhibit 4(a) to ACE's Form 10-Q dated May 14, 1984 (File No. 1-03559) and incorporated by reference herein)

	4.05(aa)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated July 15, 1984 (Filed as Exhibit 4(a) to ACE's Form 10-Q dated August 13, 1984 (File No. 1-03559) and incorporated by reference herein)

	4.05(bb)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated October 1, 1985 (Filed as Exhibit 4 to ACE's Form 10-Q dated November 12, 1985 (File No. 1-03559) and incorporated by reference herein)

	4.05(cc)	Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated May 1, 1986 (Filed as Exhibit 4 to ACE's Form 10-Q dated May 12, 1986 (File No. 1-03559) and incorporated by reference herein)
	4.05(dd)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated July 15, 1987 (Filed as Exhibit 4(d) to ACE's Form 10-K dated March 28, 1988 (File No. 1-03559) and incorporated by reference herein)

	4.05(ee)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated October 1, 1989 (Filed as Exhibit 4(a) to ACE's Form 10-Q for quarter ended September 30, 1989 (File No. 1-03559) and incorporated by reference herein)

	4.05(ff)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated March 1, 1991 (Filed as Exhibit 4(d)(1) to ACE's Form 10-K dated March 28, 1991 (File No. 1-03559) and incorporated by reference herein)

	4.05(gg)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated May 1, 1992 (Filed as Exhibit 4(b) to ACE's Registration Statement 33-49279 dated January 6, 1993 and incorporated by reference herein)

**	4.05(hh)	Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated January 1, 1993
	4.05(ii)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated August 1, 1993 (Filed as Exhibit 4(a) to ACE's Form 10-Q dated November 12, 1993 (File No. 1-03559) and incorporated by reference herein)

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	4.05(jj)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated September 1, 1993 (Filed as Exhibit 4(b) to ACE's Form 10-Q dated November 12, 1993 (File No. 1-03559) and incorporated by reference herein)

	4.05(kk)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated November 1, 1993 (Filed as Exhibit 4(c)(1) to ACE's Form 10-K dated March 29, 1994 (File No. 1-03559) and incorporated by reference herein)

	4.05(ll)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated June 1, 1994 (Filed as Exhibit 4(a) to ACE's Form 10-Q dated August 14, 1994 (File No. 1-03559) and incorporated by reference herein)

**	4.05(mm)	Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated October 1, 1994
	4.05(nn)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated November 1, 1994 (Filed as Exhibit 4(c)(1) to ACE's Form 10-K dated March 21, 1995 (File No. 1-03559) and incorporated by reference herein)

	4.05(oo)

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated March 1, 1997 (Filed as Exhibit 4(b) to ACE's Form 8-K dated March 24, 1997 (File No. 1-03559) and incorporated by reference herein)

	4.06

Indenture, dated as of March 1, 1997, between ACE and The Bank of New York ,as Trustee, with respect to the Medium Term Notes (Filed as Exhibit 4(e) to ACE's Form 8-K dated March 24, 1997 (File No. 1-03559) and incorporated by reference herein)

**	4.07	Form of Supplemental Indenture with respect to New First Mortgage Bonds
**	4.08	Form of Supplemental Indenture with respect to Collateral First Mortgage Bonds
**	4.09	Form of Indenture between ACE and The Bank of New York, as Trustee, with respect to the Senior Notes
**	5.01	Opinion of Kirk Emge, Esq.
	12.01	Statement of computation of ratio of earnings to fixed charges (Filed as Exhibit 12.5 to ACE's Form 10-Q/A dated November 18, 2003 (File No. 1-03559) and incorporated by reference herein)
***	23.01	Independent Accountants' Consent
**	23.02	Consent of Kirk Emge, Esq. (included in Exhibit 5.01)
**	23.03	Consent of Covington & Burling
**	25.01	Form T-1 Statement of Eligibility of The Bank of New York to act as Trustee under the Senior Note Indenture
**	25.02	Form T-1 Statement of Eligibility of The Bank of New York to act as Trustee under the Mortgage
**	25.03	Form T-1 Statement of Eligibility of The Bank of New York to act as Trustee under the Note Indenture
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	*	To be filed as an exhibit to a subsequent current report on Form 8-K.
	**	Previously filed.
	***	Filed herewith.
ITEM 17. UNDERTAKINGS.
The undersigned registrant hereby undertakes:
1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate

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jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
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SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that the security rating requirement under Transaction Requirement B.2 for the senior notes, first mortgage bonds and medium term notes being registered on this form will be met by the time of the sale, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on the 10th day of December, 2003.

ATLANTIC CITY ELECTRIC COMPANY
By: /s/ Joseph M. Rigby Joseph M. Rigby President, Chief Executive Officer and Director
Pursuant to the requirements of Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ John M. Derrick, Jr. John M. Derrick, Jr.	Chairman and Director	December 10, 2003

/s/ Joseph M. Rigby Joseph M. Rigby	President, Chief Executive Officer and Director (principal executive officer)	December 10, 2003

/s/ Andrew W. Williams Andrew W. Williams	Chief Financial Officer and Director (principal financial officer)	December 10, 2003

/s/ James P. Lavin James P. Lavin	Controller (principal accounting officer)	December 10, 2003

/s/ Dennis R. Wraase Dennis R. Wraase	Director	December 10, 2003

/s/ William T. Torgerson William T. Torgerson	Director	December 10, 2003

/s/ Thomas S. Shaw Thomas S. Shaw	Director	December 10, 2003
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